Third Quarter 2022 Update

1 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Focus on Continued Share Repurchases • During the third quarter of 2022, Cannae’s share repurchase activity totaled 1.7 Million shares, for a total investment of approximately $36 Million. • Subsequent to quarter-end, Cannae repurchased an additional 0.5 Million shares, for a total of 2.2 Million shares since the second quarter report to shareholders. • Cannae’s year-to-date share repurchases total 8.9 Million shares for a total of $185 Million and 10% of shares outstanding as of December 31, 2021. • In August, Cannae announced that its Board of Directors authorized a three-year stock repurchase program, effective August 3, 2022, under which the Company may repurchase up to 10 Million shares of its common stock. In combination with the remaining authorization under the 2021 Board authorization, Cannae now has the authority to repurchase 10.6 Million shares of its common stock. • As of November 9, 2022, Cannae has 78.0 Million shares outstanding. AmeriLife Transactions Provide $243 Million of Cash to Cannae • On August 31, 2022, Cannae closed on the sale of approximately 46% of its stake in AmeriLife for net cash proceeds of $148 Million. A second transaction is expected to close in the fourth quarter of 2022, in which Cannae will divest an additional 29% of its original stake in AmeriLife for expected net cash proceeds of approximately $95 Million. • In aggregate, the two transactions will result in Cannae’s monetization of 75% of its original stake in AmeriLife for net proceeds of $243 Million. Cannae will maintain an investment of approximately 5% of AmeriLife valued at approximately $84 Million. Monetization of CorroHealth • On September 30, 2022, Cannae finalized the sale of its investment in CorroHealth and received cash proceeds of approximately $79 Million. Liquidation of Austerlitz Acquisition Corporation I and II • In October, Cannae and Trasimene Capital Management sought the early liquidation of Austerlitz Acquisition Corporation I and II, with the intent to return the associated cash in trust to the respective shareholders by year-end. A special meeting of the shareholders of each entity will be held on November 22, 2022. Cannae Participates in Bill Foley-Led Acquisition of A.F.C. Bournemouth • Subsequent to quarter-end, a partnership led by William P. Foley, II and which includes Cannae, agreed to acquire ownership of the English Premier League football club A.F.C. Bournemouth. The partnership will hold complete ownership of the Bournemouth club and intends to invest additional capital in other football assets. Cannae’s ultimate commitment to the partnership will be approximately $126 Million as a 50.1% limited partner. The transaction is subject to receiving approvals from the English Football Association, the English Premier League, and other customary approvals, and is expected to close in the fourth quarter of 2022. Liquidity • Cannae has $85 Million outstanding against its credit facility. In addition, Cannae’s $250 Million margin loan remains at full capacity for immediate funding with an accordion feature up to $500 Million. • As of November 8, 2022, Cannae had approximately $249 Million in corporate cash. Sincerely, WILLIAM P. FOLEY, II Chairman Fellow Shareholders, In the third quarter of 2022, we continued repurchasing our shares, monetizing businesses, and searching for new investments.

CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE

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dun & bradstreet

Dun and Bradstreet Holdings, Inc.

(NYSE: DNB)

(In Millions) (Unaudited)	*Three Months Ended September 30,*			
		2022		**2021**
Total revenues	$	556.3	$	541.9
Net earnings	$	8.0	$	16.6
EBITDA	$	197.5	$	218.6
Adjusted EBITDA	$	223.0	$	220.4

Dun & Bradstreet, a leading global provider of business decisioning data and analytics, enables companies around the world to improve their business performance. Dun & Bradstreet's Data Cloud fuels solutions and delivers insights that empower customers to accelerate revenue, lower cost, mitigate risk, and transform their businesses.

Last week, D&B reported results for the quarter and nine months ended September 30, 2022. On a constant currency basis, total revenues grew 6.6%. Importantly, organic revenue increased $21 Million, or 3.9%, to $563 Million in the third quarter 2022, compared to $542 Million in the prior year third quarter. Organic revenue for the nine months ended September 30, 2022, increased $63 Million to $1.63 Billion, 4.0% above the 2021 nine months result. Both are in line with management's annual guidance of 3%-5% organic growth for 2022. Organic growth in a challenging market clearly demonstrates the defensible growth profile of D&B, the value the company provides to its customers, and the strength of the management team. D&B's EBITDA margin returned to just over 40% in the quarter, driven by organic growth despite being partially offset by headwinds from the strengthening of the US dollar.

D&B continues to drive balanced growth in both its North America and International segments. The Finance and Risk solutions continue to lead the way, as demand for the highest quality data and best-in-class solutions becomes even more critical in these volatile macro-economic environments.

Master Data Management is also in high demand on the Sales & Marketing side as businesses look to tighten up their decision-making and look to have the cleanest, most organized and most up-to-date information available.

Overall, while many businesses are facing significant volume headwinds, D&B has been minimally impacted by these external factors and continues to look to deliver its mission-critical solutions to businesses throughout the world.

In October 2022, D&B announced another quarterly cash dividend of $0.05 per share, payable on December 15, 2022, to shareholders of record as of December 2022.

Cannae holds 79.0 Million shares of D&B common stock, representing approximately 18% of D&B's outstanding shares. As of November 8, 2022, the aggregate gross value of these shares was approximately $1.0 Billion.

alight.

Alight, Inc.

(NYSE: ALIT)

(In Millions) (Unaudited)	*Three Months Ended September 30,*			
		2022		**2021**
Total revenues	$	750.0	$	690.0
Net loss	$	(45.0)	$	(120.0)
EBITDA	$	65.0	$	(4.0)
Adjusted EBITDA	$	133.0	$	153.0

Alight is a leading cloud-based provider of integrated digital human capital and business solutions. The Alight Worklife® platform combines data and analytics with a simple, seamless user experience by combining content, artificial intelligence, and data analytics to enable Alight's business process as a service (BPaaS) model.

On November 3rd, Alight reported third quarter 2022 results demonstrating its resiliency in this macro environment. The company grew total revenues by $60 Million, or 8.7%, in the September 2022 quarter as compared to the prior year comparable quarter. This was driven by Employer Solutions revenue, which grew $58 Million, or 9.9%, to $645 Million in the 2022 third quarter, compared to $587 Million in the 2021 period.

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CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE



BPaaS revenues grew by nearly 56% in the third quarter 2022, and exceeded 20% of total revenue. Management reported $208 Million in total contract value of BPaaS bookings in the third quarter 2022, and $564 Million for the nine months ended September 30, 2022 – more than 80% of Alight's 2022 target of $680-$700 Million.

Importantly, more than 80% of Alight's revenue is annually recurring revenue, the company's contracts average 3 to 5 years in length, and its diverse client base includes 70% of the Fortune 100. Alight affirmed its full-year guidance and reported that 98% of anticipated 2022 revenue is under contract.

Alight continues to innovate across its ecosystem of workforce benefits tools, recently launching the Wellbeing Marketplace and Program Optimization for Alight Worklife. The Wellbeing Marketplace provides employers flexibility and more choice in benefit offerings, allowing employers to provide their employees with access to 150+ services and experiences in over 50 countries that are aligned to employees' unique life stages and personal needs, and is integrated into the Alight Worklife platform. Program Optimization for Alight Worklife is an employee experience platform that addresses employee needs for mental health support, family planning, caregiving, and condition management. Program Optimization for Alight Worklife provides employers with real-time data benchmarking and index dashboards using AI, machine learning, and data analytics to show how employees are accessing and using benefit programs. At the same time, it provides each employee with personalized program suggestions to increase awareness and utilization of each program.

In August, the company announced that its Board of Directors authorized a repurchase program of up to $100 Million of Alight's Class A common shares and noted last week that it had repurchased $12 Million in shares during the third quarter of 2022.

Cannae holds 52.5 Million shares of Alight Class A common stock, representing approximately 10% of Alight's outstanding shares. As of November 8, 2022, the aggregate gross value of these shares was approximately $493 Million.

CERIDIAN

Ceridian HCM Holdings, Inc.

(NYSE: CDAY)

	Three Months Ended September 30,			
(In Millions) (Unaudited)		2022		2021
Total revenues	$	315.6	$	257.2
Net loss	$	(21.0)	$	(20.9)
EBITDA	$	12.3	$	1.6
Adjusted EBITDA	$	63.5	$	39.4

Cannae accounts for its investment under the fair value method, and accordingly our condensed consolidated statements of operations reflect the change in the stock price of Ceridian during the periods on a non-cash basis within Recognized gains (losses), net.

Ceridian is a global human capital management software company. Dayforce, its flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. The Dayforce platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people.

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CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE

Ceridian reported another strong performance for the third quarter 2022, announcing double-digit year-over-year increases in total revenue, Dayforce recurring revenue, and Cloud revenue. Notably, Adjusted EBITDA increased by more than 61% compared to the prior year third quarter.

Management also increased full-year guidance for Adjusted EBITDA, exceeding last quarter's increase to guidance.

Ceridian's cloud-based human capital management system, Dayforce, now has 5,848 customers live on the platform, an increase of 621 customers, or 11.9% over the prior year quarter. This translated into strong revenue: Dayforce recurring revenue increased by nearly 30% and nearly 32%, on a reported and constant currency basis, respectively. Total Cloud revenue, which includes both Dayforce and PowerPay, increased more than 26% and 28%, on a reported and constant currency basis, respectively.

Dayforce Wallet, Ceridian's on-demand pay solution continues to grow, with 1,340 customers signed on and over 750 customers live on the product. The company noted that average registrations for Dayforce Wallet exceed 45% of eligible users, and the typical wallet user does so about 25 times per month.

Cannae currently holds 6 Million shares or 4% of Ceridian's outstanding shares, which had an aggregate gross value of $348 Million as of November 8, 2022.

SYSTEM1

System1, Inc.*
(NYSE: SST)

	Three Months Ended June 30,	
(In Millions) (Unaudited)	2022	2021
Total revenues	$ 219.8	$ 205.6
Net (loss) earnings	$ (34.1)	$ 19.3
EBITDA	$ 9.6	$ 26.9
Adjusted EBITDA	$ 41.0	$ 34.3

Cannae reports its equity in earnings of System1 on a one-quarter lag from their public filings, and accordingly, the table above presents the combined results for the quarters ended June 30, 2022, and 2021.

System1, Inc. (System1) combines best-in-class technology and data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1's RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development and growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

System1 reported growth in both revenue and adjusted EBITDA. The company reported second quarter 2022 total revenue of $220 Million, comprising growth of $14 Million, or 7%, over the prior year combined figures. Adjusted EBITDA increased 20% to $41 Million during the quarter ended June 2022, compared to $34 Million in the prior year second quarter. Both metrics reflect the combined results of S1 Holdco and Protected for the 2021 periods.

* On January 27, 2022, S1 Holdco, LLC ("S1 Holdco") and Protected.net Group Limited ("Protected.net") combined with Trebia Acquisition Corp. ("Trebia") to form System1, Inc. ("System1"). The financial information above for the three months ended June 30, 2021, represents the combined results of S1 Holdco and Protected. Refer to the tables at the end of this release to reconcile the combined results as presented herein to the individual financial results of S1 Holdco and Protected.

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5 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE While pressure from the declining macroeconomic environment may continue to impact the overall advertising marketplace and System1’s results in the near term, System1’s scalable RAMP platform is positioned to capture share in the advertising marketplace. System1 has launched new subscription products and continues to invest in its RAMP technology. In July, System1 renewed its strategic advertising agreement with Microsoft Bing, locking in substantially similar terms to its prior agreement for an additional three years. In August, System1’s Board authorized a new $25 Million share and warrant buyback program to take advantage of market dislocations in the price of its securities and simplify its equity structure. The company is expected to release its third quarter 2022 results after market close on November 10, 2022. Cannae holds 27.1 Million shares of SST, or approximately 24% of outstanding shares. As of November 8, 2022, the aggregate gross value of these shares was approximately $104 Million. Sightline Payments (Private) Sightline, a privately held company, is a market leader in payment and mobile app development for the US sports betting and casino gaming market. Sightline leverages proprietary cutting-edge technology to apply modern solutions to a traditionally cash-based industry projected to grow to more than $150 Billion in the next few years. Sightline has made significant progress building on its leading stack of sports betting and casino gaming payment solutions and expanding its market presence. Since our initial investment in early 2021, Sightline has been growing its customer base and is implementing its technology in a number of mobile and brick and mortar locations within the gaming industry, including Boyd Gaming and Resorts World Las Vegas. In October, Sightline announced “Project 250” to upgrade 250,000 slot machines to cashless gaming, in collaboration with Acres Manufacturing Company (Acres). We believe there is a significant addressable market for cashless casino technology, where casinos in only 10 of the 44 states that offer gaming currently have cashless options. Sightline’s collaboration with Acres will facilitate the continued adoption of its payment technology and help to accelerate revenue growth at Sightline. Also in October, Sightline announced a funding round following a strategic investment from J.P. Morgan Payments. In conjunction with the investment, Sightline announced it will partner with J.P. Morgan Payments to develop an omnichannel solution for resort and online gaming companies, serving the resort, entertainment, and lodging ecosystem. Earlier this year, J.P. Morgan Payments announced it would become the primary merchant acquirer for Sightline’s Play+ ecosystem. The company was awarded the Global Gaming Payment Solution of the Year at the 2022 Global Gaming Expo. This win is a testament to the hard work and skill of the Sightline team, which remains steadfast in its commitment to bring cashless technology to the gaming industry. We are thrilled to see the company recognized by the industry, and excited for the future prospects of the business. Cannae has invested $272 Million and owns 32% of Sightline’s equity.

CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE

Paysafe:

Paysafe, Ltd.

(NYSE: PSFE)

(In Millions) (Unaudited)	*Three Months Ended June 30,* 2022	2021
Total revenues	$ 378.9	$ 384.3
Net earnings (loss)	$ (658.7)	$ 6.8
EBITDA	$ (577.3)	$ 156.3
Adjusted EBITDA	$ 103.0	$ 118.8

Paysafe is a leading specialized payments platform. Its core purpose is to enable businesses and consumers to connect and transact seamlessly through industry-leading capabilities in payment processing, digital wallet, and online cash solutions. With over 20 years of online payment experience, an annualized transactional volume of over $120 Billion in 2021, and approximately 3,500 employees located in 10+ countries, Paysafe connects businesses and consumers across 100 payment types in over 40 currencies around the world.

Paysafe delivered financial results in line with its expectations in the second quarter and first half of 2022 despite significant headwinds from movement in foreign exchange rates. On a constant currency basis, total revenue increased 3% in the second quarter. Strong growth from US Acquiring, which increased 14% in the quarter, was offset by a decline from the Digital Commerce business, which continued to face impacts from foreign exchange and a soft European gambling market, as well as headwinds related to the Russia-Ukraine war.

Paysafe's second quarter net loss of $658.7 Million was impacted by a non-cash impairment charge of $676.5 Million driven by the sustained decline in Paysafe's market capitalization and current economic conditions.

Paysafe announced partnerships with ClutchBet, Spreedly, and HotelKey which continue the expansion of Paysafe's specialized payment solutions to new key verticals including new sports betting markets and hospitality. Paysafe also announced its expansion into the Kansas sports betting market.

Finally, Paysafe appointed former Sportradar CFO Alex Gersh as the company's new CFO and welcomed Rob Gatto as Paysafe's first Chief Revenue Officer. We are encouraged by the team Bruce Lowthers, Paysafe's CEO, is building as they continue their work reinvigorating growth at Paysafe.

Paysafe is expected to release its third quarter 2022 results prior to market open on November 10, 2022.

Cannae holds 59 Million PSFE shares, or approximately 8% of Paysafe's outstanding shares, as well as 3.2 Million warrants and LLC units to purchase PSFE shares. On November 8, 2022, the aggregate gross value of these securities was $75 Million.

AMERILIFE®

AmeriLife Group, LLC

(Private)

Headquartered in Clearwater, Florida, AmeriLife Group LLC (AmeriLife) is one of the leading independent marketing organizations and registered investment advisors in the US. The company employs more than 1,800 associates across the country, serving a growing population of more than 300,000 licensed agents and advisors in over 90 offices who, in turn, help enhance the health and financial wellbeing of more than 5 Million pre-retirees and retirees.

In the spring of 2020, Cannae was part of a recapitalization of AmeriLife led by Thomas H. Lee Partners (THL). Cannae invested $121 Million for an approximate 20% interest in AmeriLife. In June 2022, AmeriLife announced an investment from Genstar Capital (Genstar), in which Genstar would join THL as an equal investor. The deal valued AmeriLife at $3 Billion and closed in August 2022. As part of that transaction, Cannae sold 46% of its stake for $148 Million in cash. In a separate transaction expected to close in the fourth quarter of 2022, Cannae will sell an additional 29% of the original stake for approximately $95 Million.

Upon completion of the above transactions, Cannae will retain an aggregate ownership position of 5% of AmeriLife valued at $84 Million, and will have received $243 Million in cash, a return of 2.7 times its original $121 Million investment.

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7 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Third Quarter Statements of Operations (In Millions, except per share data) (Unaudited) Three Months Ended September 30, 2022 2021 Restaurant revenue $ 154.6 $ 175.1 Other operating revenue 9.9 10.9 Total operating revenue 164.5 186.0 Cost of restaurant revenue 141.1 154.8 Personnel costs 12.4 21.9 Depreciation and amortization 5.7 6.3 Other operating expenses, including asset impairments 26.6 27.8 Total operating expenses 185.8 210.8 Operating loss (21.3) (24.8) Interest, investment, and other income — 18.7 Interest expense (3.6) (2.3) Recognized gains (losses), net 175.0 (186.2) Total other income (expense) 171.4 (169.8) Earnings (loss) before tax 150.1 (194.6) Income tax expense (benefit) 17.0 (34.7) (Losses) earnings of unconsolidated affiliates (77.9) 41.4 Less: (loss) earnings attributable to noncontrolling interests (0.1) 2.5 Net earnings (loss) attributable to Cannae common shareholders $ 55.3 $ (121.0) Per share amounts: EPS attributable to Cannae common shareholders - basic $ 0.69 $ (1.36) EPS attributable to Cannae common shareholders - diluted $ 0.69 $ (1.36) Cannae weighted average shares - basic 79.6 88.8 Cannae weighted average shares - diluted 79.6 88.9

8 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Year-to-Date Statements of Operations (In Millions, except per share data) (Unaudited) Nine Months Ended September 30, 2022 2021 Restaurant revenue $ 483.4 $ 532.3 Other operating revenue 23.0 28.0 Total operating revenue 506.4 560.3 Cost of restaurant revenue 434.4 462.8 Personnel costs 49.5 58.3 Depreciation and amortization 17.7 20.6 Other operating expenses, including asset impairments 128.7 115.6 Total operating expenses 630.3 657.3 Operating loss (123.9) (97.0) Interest, investment, and other income 0.1 20.1 Interest expense (8.6) (6.9) Recognized losses, net (283.8) (224.7) Total other expense (292.3) (211.5) Loss before tax (416.2) (308.5) Income tax benefit (111.4) (47.4) (Losses) earnings of unconsolidated affiliates (154.0) 86.5 Less: (loss) earnings attributable to noncontrolling interests (3.2) 3.1 Net loss attributable to Cannae common shareholders $ (455.6) $ (177.7) Per share amounts: EPS attributable to Cannae common shareholders - basic $ (5.49) $ (1.97) EPS attributable to Cannae common shareholders - diluted $ (5.49) $ (1.97) Cannae weighted average shares - basic 83.0 90.3 Cannae weighted average shares - diluted 83.0 90.4

9 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Balance Sheets (In Millions) (Unaudited) September 30, 2022 December 31, 2021 Current assets: Cash and cash equivalents $ 371.1 $ 85.8 Other current assets 27.4 35.8 Total current assets 398.5 121.6 Investments in unconsolidated affiliates 1,996.5 2,261.3 Equity securities, at fair value 335.3 1,045.1 Lease assets 158.8 172.0 Property and equipment, net 88.9 100.6 Deferred tax asset 76.0 — Goodwill 53.4 53.4 Other intangible assets, net 24.3 26.9 Other long term investments and noncurrent assets 49.4 108.7 Total assets $ 3,181.1 $ 3,889.6 Current liabilities: Accounts payable and other accrued liabilities, current $ 76.7 $ 105.6 Income taxes payable 39.4 24.7 Lease liabilities 23.4 23.8 Deferred revenue 13.6 23.1 Notes payable 13.2 2.3 Total current liabilities 166.3 179.5 Lease liabilities, long term 151.5 166.1 Notes payable, long term 95.5 14.1 Deferred tax liability — 143.8 Accounts payable and other accrued liabilities, long term 42.3 45.0 Total liabilities 455.6 548.5 Additional paid-in capital 1,924.4 1,888.3 Retained earnings 1,187.2 1,642.8 Treasury stock (363.3) (188.6) Accumulated other comprehensive loss (20.8) (7.2) Noncontrolling interests (2.0) 5.8 Total equity 2,725.5 3,341.1 Total liabilities and equity $ 3,181.1 $ 3,889.6

CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE

Book Value Summary

(In Millions, except per share data) (Unaudited)

The following is a summary of the book value of the Company by investment, net of applicable deferred taxes:		September 30, 2022		December 31, 2021
Dun & Bradstreet	$	853.3	$	608.6
Alight		517.9		494.2
Sightline Payments		253.8		270.1
System1		236.9		—
Ceridian		282.6		852.4
Paysafe		149.4		450.7
AmeriLife		57.8		108.6
Restaurant Group		71.3		81.1
Optimal Blue		—		269.8
CorroHealth		—		77.4
Other investments and holding company assets and liabilities, net		70.2		98.0
Holding company cash		355.0		48.1
Corporate tax liability, net		(36.0)		(23.7)
Holding company debt		(84.7)		—
Cannae book value	$	2,727.5	$	3,335.3
Outstanding Cannae shares		78.5		86.9
Cannae book value per share	$	34.75	$	38.38

Invested Capital

(In Millions) (Unaudited)

The following is the cost of invested capital for the Company's portfolio used in determining management fees payable to our external manager, Trasimene Capital Management, LLC:		September 30, 2022		December 31, 2021
Dun & Bradstreet	$	862.8	$	659.7
Paysafe		518.3		519.0
Alight		440.5		440.5
Sightline Payments		272.0		272.0
System1		232.2		—
Restaurant Group		105.8		105.8
AmeriLife		65.5		121.3
Optimal Blue		—		289.0
CorroHealth		—		72.5
Other		93.1		90.1
Total cost of invested capital	$	2,590.2	$	2,569.9

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11 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Use of Non-GAAP Financial Information Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non- GAAP financial measures for certain investments which we believe provide useful information to investors and ratings agencies regarding our affiliates’ results, operating trends, and performance between periods. Dun & Bradstreet D&B’s non-GAAP measures include adjusted earnings before interest, taxes and depreciation, and amortization (adjusted EBITDA). Adjusted results are non-GAAP measures that adjust for the impact due to certain acquisition and divestiture related revenue and expenses, such as costs for banker fees, legal fees, due diligence, retention payments and contingent consideration adjustments, restructuring charges, equity-based compensation, and other non-core gains and charges that are not in the normal course of D&B’s business such as costs associated with early debt redemptions, gains and losses on sales of businesses, impairment charges, the effect of significant changes in tax laws, and material tax and legal settlements. We present D&B’s adjusted EBITDA because D&B believes that these supplemental non-GAAP financial measures provide useful information to investors and rating agencies regarding its results, operating trends, and performance between periods. D&B management regularly uses these supplemental non- GAAP financial measures internally to understand, manage and evaluate its business, and make operating decisions. These non-GAAP measures are among the factors D&B management uses in planning for and forecasting future periods. Non- GAAP financial measures should be viewed in addition to, and not as an alternative to, D&B’s reported results prepared in accordance with GAAP. D&B’s adjusted EBITDA is defined as net income or loss excluding the following items: (i) depreciation and amortization; (ii) interest expense and income; (iii) income tax benefit or provision; (iv) other non-operating expenses or income; (v) equity in net income of affiliates; (vi) net income attributable to noncontrolling interests; (vii) dividends allocated to preferred stockholders; (viii) other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); (ix) equity-based compensation; (x) restructuring charges; (xi) merger and acquisition-related operating costs; (xii) transition costs primarily consisting of non-recurring expenses associated with transformational and integration activities, as well as incentive expenses associated with D&B’s synergy program; (xiii) legal expenses associated with significant legal and regulatory matters; and (xiv) asset impairment. D&B excludes amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of its ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily D&B’s accounting for its privatization in 2019. D&B believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, D&B’s costs to operate, maintain, and extend the life of acquired intangible assets and purchased intellectual property are reflected in its operating costs as personnel, data fee, facilities, overhead, and similar items. Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. Alight Alight’s Adjusted EBITDA, defined as earnings before interest, taxes, depreciation, and intangible amortization adjusted for the impact of certain non-cash and other items that it does not consider in the evaluation of ongoing operational performance, is a non-GAAP financial measure used by management and Alight stakeholders to provide useful supplemental information that enables a better comparison of our performance across periods. We believe Alight’s Adjusted EBITDA provides visibility to its underlying operating performance by excluding the impact of certain items, including interest expense, income taxes, depreciation of fixed assets, amortization of intangible assets, share-based compensation, expenses related to restructuring and integration plans, and other adjustments, because management does not believe these expenses are representative of Alight’s core earnings.

12 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Ceridian Ceridian uses certain non-GAAP financial measures including EBITDA and Adjusted EBITDA. We believe these measures are useful to management and investors as supplemental measures to evaluate Ceridian’s overall operating performance. Adjusted EBITDA is a component of Ceridian’s management incentive plan and are used by its management to assess performance and to compare Ceridian’s operating performance to its competitors. Ceridian defines EBITDA as net income (loss) before interest, taxes, depreciation, and amortization and Adjusted EBITDA as EBITDA, as adjusted to exclude foreign exchange gain (loss), share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring items. We believe that EBITDA and Adjusted EBITDA are helpful in highlighting management performance trends because EBITDA and Adjusted EBITDA exclude the results of decisions that are outside the normal course of Ceridian’s business operations. System1 We include System1 and its predecessor entities’ Adjusted EBITDA, a non-GAAP financial measure, in this release. Adjusted EBITDA is a non-GAAP financial measure and represents a key metric used by System1’s management and Board of Directors to measure the operational strength and performance of its business, to establish budgets, and to develop operational goals for managing its business. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock- based compensation expenses, deferred compensation, management fees, minority interest expense, restructuring charges, impairment, and certain discrete items impacting a particular segment’s results in a particular period. System1 believes Adjusted EBITDA is relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1’s industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted EBITDA as a financial measure to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1’s business. System1’s presentation of Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items. All of the above non-GAAP measures have important limitations as analytical tools and should be considered in context with the GAAP financial presentation and should be viewed in addition to, and not be considered in isolation or as a substitute for, analysis of results reported in accordance with GAAP. Further, our and our affiliate’s non-GAAP measures may be calculated differently from similarly titled measures of other companies in their respective industries. Reconciliations of these non-GAAP measures to related GAAP measures are provided below.

13 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Paysafe Paysafe’s Adjusted EBITDA is defined as net income (loss) before the impact of income tax (benefit) expense, interest expense, net, depreciation and amortization, share-based compensation, impairment expense on goodwill and intangible assets, restructuring and other costs, loss (gain) on disposal of subsidiaries and other assets, net, and other income (expense), net. These adjustments also include certain costs and transaction items that are not reflective of the underlying operating performance of Paysafe. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of Revenue. Management believes Adjusted EBITDA to be a useful profitability measure to assess the performance of our businesses and improves the comparability of operating results across reporting periods. Management believes the presentation of Paysafe’s non- GAAP Adjusted EBITDA and Adjusted EBITDA margin provide users with useful supplemental information in comparing the operating results across reporting periods by excluding items that are not considered indicative of Paysafe’s core operating performance. In addition, management believes the presentation of Paysafe’s non-GAAP financial measures provides useful supplemental information in assessing its results on a basis that fosters comparability across periods by excluding the impact on Paysafe’s reported GAAP results of acquisitions and dispositions that have occurred in such periods. However, these non-GAAP measures exclude items that are significant in understanding and assessing Paysafe’s financial results or position. Therefore, these measures should not be considered in isolation or as alternatives to revenue, net income, cash flows from operations, or other measures of profitability, liquidity, or performance under GAAP.

14 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Dun & Bradstreet Cannae accounts for its investment in D&B using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of D&B’s net earnings or loss in earnings (loss) of unconsolidated affiliates in our consolidated results of operations. See the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its investments in D&B. Further information on Dun & Bradstreet’s (NYSE: DNB) financial results can be found in its filings with the SEC and its investor relations website at http://investor.dnb.com. D&B Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three Months Ended September 30, 2022 2021 Net earnings attributable to D&B $ 8.0 $ 16.6 Depreciation and amortization 145.1 156.7 Interest expense, net 48.6 48.1 Income tax benefit (4.2) (2.8) EBITDA 197.5 218.6 Other income, net (8.9) (13.3) Equity in net income of affiliates (0.5) (0.7) Net income attributable to non-controlling interest 2.4 1.6 Other incremental or reduced expenses and revenue from the application of purchase accounting and acquisitions (3.5) (4.0) Equity-based compensation 17.9 9.0 Restructuring costs 6.6 4.8 Merger and acquisition-related operating costs 5.3 2.1 Transition costs 4.8 1.7 Legal expense associated with significant legal and regulatory matters 0.3 0.5 Asset impairment 1.1 0.1 Adjusted EBITDA $ 223.0 $ 220.4

15 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Alight Cannae accounts for its investment in Alight using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Alight’s net earnings or loss in earnings (loss) from unconsolidated affiliates in our consolidated results of operations. See the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its investments in Alight. Further information on Alight’s (NYSE: ALIT) financial results can be found in its filings with the SEC and its investor relations website at http://investor.alight.com. Alight Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three months ended September 30, 2022 2021 Net loss $ (45.0) $ (120.0) Interest expense, net 31.0 28.0 Income tax benefit (20.0) — Depreciation and amortization 99.0 88.0 EBITDA 65.0 (4.0) Share-based compensation 54.0 15.0 Transaction and integration expenses(1) 2.0 3.0 Non-recurring professional expenses(2) — 17.0 Restructuring 23.0 3.0 Loss from change in fair value of financial instruments 10.0 90.0 (Gain) loss from change in fair value of tax receivable agreement (20.0) 27.0 Other (1.0) 2.0 Adjusted EBITDA $ 133.0 $ 153.0 (1) Transaction and integration expenses relate to acquisition activity. (2) Non-recurring professional expenses include external advisor and legal costs related to Alight’s merger with Foley Trasimene Acquisition Corporation completed during the third quarter of 2021.

16 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Ceridian Cannae accounts for its investment in Ceridian at fair value; therefore, its results do not consolidate into the Company’s. See the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its investments in Ceridian. Further information on Ceridian’s (NYSE: CDAY) financial results can be found in its filings with the SEC and its investor relations website at http://investors.ceridian.com. Ceridian Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three months ended September 30, 2022 2021 Net loss $ (21.0) $ (20.9) Interest expense, net 7.4 10.0 Income tax expense (benefit) 4.0 (8.5) Depreciation and amortization 21.9 21.0 EBITDA 12.3 1.6 Foreign exchange loss 4.5 1.5 Share-based compensation 39.4 31.0 Severance charges 4.3 2.1 Restructuring consulting fees 1.4 1.8 Other non-recurring charges 1.6 1.4 Adjusted EBITDA $ 63.5 $ 39.4

CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE

System1

Cannae accounts for its investment in System1 using the equity method of accounting; therefore, its results do not consolidate into the Company's. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of System1's net earnings or loss in earnings (loss) of unconsolidated affiliates in our consolidated results of operations.

On January 27, 2022, S1 Holdco and Protected merged with and into Trebia to create System1, and Cannae completed its investment in System1. Cannae reports the results of System1 on a three-month lag. Accordingly, our results of operations for the three months ended September 30, 2022 include our ratable portion of System1's net loss for the three months ended June 30, 2022. Combined information for System1, S1 Holdco, and Protected for the three months ended June 30, 2021 is presented for illustrative purposes.

See the Company's Quarterly Reports on Form 10-Q for further information on the Company's accounting for its investment in System1. Further information on System1's (NYSE: SST) financial results can be found in its filings with the SEC and its investor relations website at http://ir.system1.com.

System1 Adjusted EBITDA Reconciliation

(In Millions) (Unaudited)

Three months ended June 30,		**2022**
Net loss	$	(34.1)
Interest expense, net		7.3
Income tax expense		3.0
Depreciation and amortization		33.4
EBITDA		9.6
Other expense		2.1
Stock-based compensation		22.4
Non-cash revaluation of warrant liability		(4.1)
Acquisition and restructuring costs		4.6
One-time ad credit impact		6.3
Acquisition earnout		0.1
Adjusted EBITDA	$	41.0

System1 Combined Revenue and Adjusted EBITDA Reconciliation

(In Millions) (Unaudited)

Three months ended June 30, 2021		**S1 Holdco**		**Protected**		**Combined**
Revenue	$	169.6	$	36.0	$	205.6
Net earnings	$	11.8	$	7.5	$	19.3
Interest expense		4.5		(0.2)		4.3
Income tax expense		0.1		—		0.1
Depreciation and amortization		3.1		0.1		3.2
EBITDA		19.5		7.4		26.9
Other expense		—		2.7		2.7
Stock-based compensation and distributions to members		3.3		—		3.3
Acquisition and restructuring costs		0.9		0.5		1.4
Adjusted EBITDA	$	23.7	$	10.6	$	34.3

17

18 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE Paysafe Cannae accounts for its investment in Paysafe using the equity method of accounting; therefore, its results do not consolidate into the Company’s. As prescribed by relevant accounting standards, the Company recognizes its proportionate share of Paysafe’s net earnings or loss in earnings (loss) from unconsolidated affiliates in our consolidated results of operations. The Company acquired its interest in Paysafe on March 30, 2021, and reports its results on a three-month lag. Accordingly, our results of operations for the three months ended September 30, 2022 and 2021, include our ratable portion of Paysafe’s net loss for the three months ended June 30, 2022 and 2021, respectively. See the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for further information on the Company’s accounting for its interest in Paysafe. Further information on Paysafe’s (NYSE: PSFE) financial results can be found in its filings with the SEC and its investor relations website at http://ir.paysafe.com. Paysafe Adjusted EBITDA Reconciliation (In Millions) (Unaudited) Three months ended June 30, 2022 2021 Net (loss) earnings $ (658.7) $ 6.8 Interest expense, net 28.4 62.7 Income tax (benefit) expense (16.6) 16.7 Depreciation and amortization 69.6 70.1 EBITDA (577.3) 156.3 Share-based compensation 17.7 3.3 Impairment expense on intangible assets 676.5 1.3 Restructuring and other costs 41.6 4.5 Loss on disposal of subsidiaries and other assets, net 0.7 — Other income, net (56.2) (46.6) Adjusted EBITDA $ 103.0 $ 118.8

19 CANNAE HOLDINGS, INC. / THIRD QUARTER 2022 UPDATE About Cannae Holdings, Inc. Cannae Holdings, Inc. (NYSE: CNNE) primarily acquires interests in operating companies and is engaged in actively managing and operating a core group of those companies, which we are committed to supporting for the long term. Cannae’s current principal holdings include Dun & Bradstreet Holdings, Inc. (NYSE: DNB), in which Cannae holds 79 Million shares, or 18% interest. Another principal holding is Ceridian (NYSE: CDAY), in which Cannae owns 6 Million shares representing an approximate 4% interest. Cannae also holds 59 Million shares, or approximately 8% of Paysafe (NYSE: PSFE), as well as 3.2 Million Paysafe warrants and Paysafe LLC units. Cannae holds 52.5 Million shares, or approximately 10%, of Alight, Inc. (NYSE: ALIT), and 27 Million shares, or approximately 24%, of System1, Inc. (NYSE: SST). Cannae’s other principal holding is Sightline Payments, of which Cannae holds approximately 32%. Forward-Looking Statements and Risk Factors This document contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions, or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, changes in the financial markets, and changes in the conditions resulting from the outbreak of a pandemic, such as the novel COVID-19; the overall impact of the outbreak of COVID-19 and measures to curb its spread, including the effect of governmental or voluntary mitigation measures such as business shutdowns, social distancing, and stay-at-home orders; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; risks associated with our split-off from Fidelity National Financial, Inc., the Investment Company Act of 1940; and, risks and uncertainties related to the success of our externalization. This document should be read in conjunction with the risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors,” and other sections of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Corporate Information MANAGEMENT TEAM William P. Foley, II Chairman Richard N. Massey Chief Executive Officer David W. Ducommun President Bryan D. Coy Chief Financial Officer Michael L. Gravelle EVP, General Counsel & Corporate Secretary Ryan R. Caswell SVP, Corporate Finance Brett A. Correia Chief Accounting Officer THIRD QUARTER 2022 CONFERENCE CALL DETAILS Date: November 9, 2022 Time: 5:00 pm ET Participant dial in: 1-844-826-3035 (Domestic) 1-412-317-5195 (International) Replay Availability A replay may be accessed by dialing 1-844-512-2921, or for International callers 1-412-317-6671, and provid- ing the access code 10172026.  The telephonic replay will be available until 11:59 pm ET on November 16, 2022. Investors and other parties may also listen to a simultaneous webcast of the live call by logging onto the Investors section of the Company’s website at cannaeholdings.com. The online replay will be available on the Company’s website immediately following the call. BOARD OF DIRECTORS William P. Foley, II Chairman Cannae Holdings, Inc. Managing Member Trasimene Capital Management, LLC David Aung, CFA Investment Officer City of San Jose, California Hugh R. Harris Retired Chief Executive Officer Lender Processing Services, Inc. C. Malcolm Holland Chairman & Chief Executive Officer Veritex Holdings, Inc. Mark D. Linehan President & Chief Executive Officer Wynmark Company Frank R. Martire Executive Chairman NCR Corporation Richard N. Massey Chief Executive Officer Cannae Holdings, Inc. Senior Managing Director Trasimene Capital Management, LLC Erika Meinhardt Executive Vice President Fidelity National Financial, Inc. Barry B. Moullet Supply Chain Consultant Board Member CiCi’s Pizza James B. Stallings, Jr. Managing Partner PS27 Ventures, LLC Frank P. Willey Partner Hennelly & Grossfeld LLP COMMON SHARE LISTING Our common stock is listed on the New York Stock Exchange under the symbol CNNE. INDEPENDENT AUDITORS Deloitte & Touche LLP 3883 Howard Hughes Parkway, Suite 400 Las Vegas, NV 89169 TRANSFER AGENT Continental Stock Transfer & Trust 1 State Street, 30th Floor New York, NY 10004 (212) 509-4000 PUBLICATIONS The Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q are available on the Investor Relations section of the Company’s website at cannaeholdings.com. A Notice of Annual Meeting of Shareholders and Proxy Statement are furnished to shareholders in advance of the Annual Meeting. INVESTOR RELATIONS Solebury Strategic Communications Jamie Lillis, jlillis@soleburystrat.com Cannae Holdings, Inc. 1701 Village Center Circle Las Vegas, NV 89134 (702) 323-7330 cannaeholdings.com